UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32330	11-3707493
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On April 13, 2011, the Board of Directors (the “Board”) of NorthStar Realty Finance Corp. (the “Company”) appointed each of Dan Gilbert, the Company’s Chief Investment Officer, and Al Tylis, the Company’s Chief Operating Officer, to the newly created position of Co-President.

Mr. Gilbert, age 41, had been our Executive Vice President since our initial public offering in October 2004 and our Chief Investment Officer since January 2009.  Mr. Gilbert will continue to be our Chief Investment Officer.

Mr. Tylis, age 37, had been our Chief Operating Officer since January 2010, our Executive Vice President since January 2007 and our Secretary since April 2006.  He also served as our General Counsel from April 2006 to April 2011.  Mr. Tylis will continue to be our Chief Operating Officer and Secretary.

There are no understandings or arrangements between Messrs. Gilbert and Tylis and any other person pursuant to which they were each appointed as Co-President.  There are no transactions regarding Messrs. Gilbert and Tylis that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d)           On April 13, 2011, the Board appointed Oscar Junquera as an independent director of the Company.

Mr. Junquera, age 57, is the founder of PanMar Capital llc, a private equity firm specializing in the financial services industry, and has been their Managing Partner since its formation in January 2008. Mr. Junquera worked on matters related to the formation of PanMar Capital llc from July 2007 until December 2008.  From 1980 until June 2007, Mr. Junquera was at PaineWebber, which was sold to UBS in 2000.  He began at PaineWebber in the Investment Banking Division and was appointed Managing Director in 1988, Group Head - Financial Institutions in 1990, and a member of the Investment Banking Executive Committee in 1995. Following the sale of PaineWebber to UBS in 2000, Mr. Junquera was appointed Global Head of Asset Management Investment Banking at UBS, and was responsible for establishing and building the bank’s franchise with mutual fund, institutional, high net worth and alternative asset management firms, as well as banks, insurance and financial services companies active in asset management.  Mr. Junquera is on the Board of Trustees of the Long Island Chapter of the Nature Conservancy and is a supporter of various other charitable organizations.  He received a B.S. from the University of Pennsylvania’s Wharton School and an M.B.A. from Harvard Business School.

There are no understandings or arrangements between Mr. Junquera and any other person pursuant to which Mr. Junquera was selected as a director.  Mr. Junquera will currently serve on the Board’s Audit Committee.  There are no transactions regarding Mr. Junquera that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Junquera does not currently participate in any material plan, contract or arrangement with the Company but will be entitled to receive ordinary non-employee director compensation.  Non-employee director compensation consists of an initial grant of equity valued at $50,000 on the date of appointment, an  annual grant of equity valued at $60,000 that is issuable following the Company’s annual meeting and annual cash compensation of $80,000.  Mr. Junquera is also entitled to receive annual cash compensation in the amount of $15,000 for his service on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: April 15, 2011	By:	/s/ Albert Tylis
Albert Tylis
Co-President, Chief Operating Officer and
Secretary